Exhibit A

                                FirstEnergy Corp.
                     76 South Main Street, Akron, Ohio 44308


                                   Certificate
                                   -----------


        Pursuant to the requirements of Rule 24 of the Public Utility Holding Company Act of 1935, the undersigned certifies that:

                A copy of certificate pursuant to Rule 24 related to FirstEnergy Corp.'s financing activities, for the period ended June 30, 2002, was filed with the state commissions having jurisdiction over the electric retail rates of the company's public utility subsidiary companies.

                The names and addresses of these state commissions are as follows:

                          New Jersey Division of Energy
                          Board of Public Utilities
                          Two Gateway Center
                          Newark, NJ 07102

                          Commonwealth of Pennsylvania*
                          Public Utility Commission
                          P.O. Box 3265
                          Harrisburg, PA 17105-3265

                          The Public Utilities Commission of Ohio*
                          180 E. Broad Street
                          Columbus, Ohio 43215-3793

* A conformed copy of the publicly available report was filed with the Pennsylvania Public Utility Commission and The Public Utilities Commission of Ohio.

                                             FirstEnergy Corp.



May 12, 2003
                               By:          /s/ Harvey L. Wagner
                                     -----------------------------------
                                                Harvey L. Wagner
                                           Vice President, Controller
                                         and Chief Accounting Officer
                                         (Principal Accounting Officer)


Note: Pennsylvania Electric Company (Penelec) is also subject to retail rate ---- regulation by the New York Public Service Commission with respect to retail service to approximately 3,700 customers in Waverly, New York served by Waverly Electric Power & Light Company, a Penelec subsidiary. Waverly Electric's revenues are immaterial, accounting for less than 1% of Penelec's total operating revenues.